Exhibit 99.1

Assurant to Sell Global Preneed

to CUNA Mutual Group for $1.3 Billion

•	Advances Assurant strategy and sharpens focus on connected world businesses and specialty P&C offerings
•	75 percent of net proceeds to be returned to shareholders via share repurchases
•	2021 outlook for go-forward operations driven by earnings growth and disciplined capital management
•	Assurant to host conference call and webcast today at 8:30 a.m. ET

NEW YORK, March 9, 2021—Assurant, Inc. (NYSE:AIZ), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, today announced it has entered into a definitive agreement to sell its prearranged funeral insurance and final expense business, Global Preneed, and related legal entities and assets to CUNA Mutual Group, a broad financial services provider, for approximately $1.3 billion in cash. As part of today’s announcement, Assurant also outlined an enhanced capital deployment plan and its outlook for 2021.

“This transaction represents a successful outcome for all of our stakeholders, including our Global Preneed employees, clients, partners, policyholders and shareholders,” said Assurant President and CEO Alan Colberg. “The sale of Global Preneed is another important milestone in our transformation of Assurant, sharpening our focus on our market-leading lifestyle and housing businesses, and better positioning our company to capitalize on future growth opportunities emerging around the connected consumer.”

Colberg added, “Building on our track record of significant capital return, we intend to deploy the majority of net proceeds for share repurchases while at the same time accelerating strategic investments to support continued growth in our connected world and specialty P&C businesses. We believe the strength of our core business, robust cash flows and our disciplined approach to capital management will continue to create significant long-term shareholder value.”

The Global Preneed sale is expected to generate approximately $1.2 billion of net proceeds at closing, which is expected to occur by the end of the third quarter of 2021, subject to regulatory approvals and other customary closing conditions. The company intends to return 75 percent of the net proceeds to shareholders through share repurchases within one year of closing, subject to Board approval. This is in addition to returning $470 million via share repurchases and common stock dividends under the company’s existing three-year, $1.35 billion capital return plan, which is expected to be completed by the end of 2021.

The company intends to invest the remaining transaction proceeds primarily in its connected world businesses, comprising Connected Living, Global Automotive and Multifamily Housing, to support long-term profitable growth and further strengthen its competitive position.

Based in Madison, Wisconsin, CUNA Mutual Group protects nearly 30 million consumers, delivering an array of financial and insurance offerings through partners, including Assurant. CUNA Mutual Group has more than $28 billion in assets and carries an A rating from AM Best.

With the sale expected to close later this year, Assurant and CUNA Mutual Group will focus on an orderly transition. Upon closing, Global Preneed will be managed as an independent business with existing Preneed employees remaining at their current locations. Continuing their 23-year partnership, CUNA Mutual Group and Assurant also finalized a multi-year agreement to provide ongoing vehicle service contract support to their customers in connection with the transaction.

“This acquisition allows us to expand the ways we reach middle-market consumers, helping more people make financial decisions that work for them,” said Robert N. Trunzo, President and CEO, CUNA Mutual Group. “The Global Preneed business is a true strategic fit for us, further diversifying our product offerings complemented by a strong financial standing with over $7 billion in total assets. We are excited to welcome Global Preneed’s talented employees to our team and to serve even more consumers together.”

Colberg stated, “I thank every Global Preneed employee for their unwavering dedication to serving our more than two million Global Preneed policyholders. We will work closely with CUNA Mutual Group to ensure a smooth transition for our Preneed employees, clients and partners, while also continuing to deliver exceptional customer service to all policyholders through the completion of this transaction.”

Goldman Sachs & Co. LLC served as financial advisor and Debevoise & Plimpton LLP as legal advisor to Assurant. Perella Weinberg Partners served as financial advisor and Foley & Lardner LLP as legal advisor to CUNA Mutual Group.

2020 Adjusted Consolidated Results and 2021 Company Outlook

Beginning with first quarter 2021, Global Preneed and its related legal entities will be reported as discontinued operations and excluded from Assurant’s net income from continuing operations and net operating income1. As a result, 2020 net operating income, net operating income per diluted share2 and Corporate and Other net operating loss3 have been adjusted to reflect this change and show a consistent comparison of results as reflected in the table below. All net operating income and net operating income per diluted share references exclude reportable catastrophe losses.

Reported 2020 net income and net income per diluted share totaled $423.1 million and $6.99, respectively. Reported 2020 Corporate and Other segment net loss attributable to common stockholders totaled $295.9 million.

(UNAUDITED)	Reported	Adjusted
($ in millions, net of tax and excluding reportable catastrophe losses)	2020	2020
Global Lifestyle	$437.2	$437.2
Global Housing	371.0	371.0
Global Preneed	48.0	—
Corporate and Other(1)	(92.8)	(102.9)
Interest expense	(81.2)	(81.2)
Preferred stock dividends	(18.7)	(18.7)

Net operating income(1)	663.5	605.4
Net operating income per diluted share(1)	$10.80	$9.88

Note: A full reconciliation of net operating income and net operating income per diluted share, on a reported and adjusted basis, to GAAP net income attributable to common stockholders and GAAP net income attributable to common stockholders per diluted share, respectively, as well as a full reconciliation of Corporate and Other net operating loss, on a reported and adjusted basis, to GAAP Corporate and Other segment net loss attributable to common stockholders, can be found in the pages that follow. Additional details about the components of Other adjustments are included in the Financial Supplement as of December 31, 2020 located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx.

(1)

Assurant’s 2020 adjusted net operating income per diluted share reflects adjusted net operating income of $605.4 million which has been revised to reflect Global Preneed as discontinued operations. Results for Corporate and Other have also been adjusted to include $6.3 million of indirect enterprise support costs and a $3.8 million reduction in net investment income from the invested assets of certain legal entities included in the sale.

Assurant expects 2021 net operating income per diluted share, excluding catastrophe losses and Global Preneed4, to approximate 2020 reported results of $10.80. This represents an increase of approximately 9 percent from 2020 adjusted net operating income per diluted share2 of $9.88.

The increase is expected to be driven by earnings growth in Global Lifestyle, improved Corporate & Other results and share repurchases, which should offset the earnings-per-share impact of the Global Preneed divestiture. Additionally, Assurant expects:

•

High single-digit earnings expansion in Global Lifestyle to be driven by Connected Living, and improved results in Global Financial Services. Global Housing net operating income to decline as non-catastrophe loss experience normalizes from very favorable 2020 levels, as well as modestly higher catastrophe reinsurance costs.

•

Corporate and Other net operating loss[4] for full year 2021 to decrease year-over-year to approximately $90 million, reflecting continued expense discipline, including the anticipated elimination of indirect enterprise support costs associated with Global Preneed divestiture by the end of 2021.

“With the sale of Global Preneed, we will have fully transformed Assurant into a market leader focused on supporting consumers’ connected lifestyles - across the mobile device, car and home,” concluded Colberg. “Going forward, we will have no significant life insurance liabilities remaining, substantially less interest rate sensitivity and a lower overall risk profile tied to long-tail events. This transaction positions Assurant to sustain above market profitable growth with a service-oriented, fee-based model with two-thirds of earnings in 2020 from our Connected Living, Global Automotive and Multifamily Housing businesses.”

Conference Call and Webcast Details

Assurant will host a conference call and webcast today, March 9, at 8:30 a.m. Eastern Time to discuss the transaction and 2021 outlook. The live webcast and investor presentation will be available in the Investor Relations section of Assurant’s website: https://ir.assurant.com/investor/default.aspx. An archived replay also will be available shortly after the event for those unable to listen to the live broadcast.

About Assurant

Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Learn more at assurant.com or on Twitter @AssurantNews.

About CUNA Mutual Group

Built on the principle of “people helping people,” CUNA Mutual Group is a financially strong insurance, investment and financial services company that believes a brighter financial future should be accessible to everyone. Through our company culture, community engagement, and products and solutions, we are working to create a more equitable financial system that helps to improve the lives of those we serve and our society. For more information, visit www.cunamutual.com.

Media Contact

Linda Recupero

Senior Vice President, Enterprise Communication

201.519.9773

linda.recupero@assurant.com

Investor Relations Contacts

Suzanne Shepherd

Senior Vice President, Investor Relations

201.788.4324

suzanne.shepherd@assurant.com

Sean Moshier

Assistant Vice President, Investor Relations

914.204.2253

sean.moshier@assurant.com

Safe Harbor Statement

Some of the statements included in this news release, particularly those with respect to the closing of the Global Preneed transaction, including any statements regarding the company’s anticipated future financial performance, business prospects, growth, operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For a detailed discussion of the factors that could affect our results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures

Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance for the periods presented in this news release. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)

Assurant uses net operating income, which excludes reportable catastrophes (which represents catastrophe losses net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), and adjusted net operating income, which excludes reportable catastrophes and the impact of discontinued operations, as important measures of the company’s operating performance. Net operating income equals net income attributable to common stockholders, excluding reportable catastrophes, the Global Preneed goodwill impairment, the CARES Act tax benefit, COVID-19 direct and incremental expenses, net realized gains (losses) on investments (which includes unrealized gains (losses) on equity securities and changes in fair value of direct investments in collateralized loan obligations), foreign exchange gains (losses) from remeasurement of monetary assets and liabilities, the net charge related to Iké, as well as other highly variable or unusual items. The company believes these metrics provide investors with a valuable measure of the performance of the company’s ongoing business because they exclude reportable catastrophes, which can be volatile, and other items which do not represent the ongoing operations of the company, and adjusted net operating income excludes the impact of discontinued operations which does not represent the ongoing operations of the company. The comparable GAAP measure is net income attributable to common stockholders.

(UNAUDITED)	Twelve Months 2020
($ in millions)	Reported	Impact of Discontinued Operations	Adjusted
Global Lifestyle(1)	$437.2	$—	$437.2
Global Housing, excluding reportable catastrophes(1)	371.0	—	371.0
Global Preneed(1)	48.0	(48.0)	—
Corporate and other	(92.8)	(10.1)	(102.9)
Interest expense	(81.2)	—	(81.2)
Preferred stock dividends	(18.7)	—	(18.7)

Net operating income, excluding reportable catastrophes	$663.5	$(58.1)	$605.4

Adjustments, pre-tax:
Assurant Health runoff operations	16.1	—	16.1
Net realized (losses) gains on investments	(17.4)	8.0	(9.4)
Global Preneed goodwill impairment	(137.8)	137.8	—
Reportable catastrophes	(173.7)	—	(173.7)
COVID-19 direct and incremental expenses	(27.2)	0.4	(26.8)
CARES Act tax benefit (after-tax)	84.4	—	84.4
Amortization of deferred gains and gains on disposal of businesses	10.7	(8.6)	2.1
Foreign exchange related losses	(11.7)	0.2	(11.5)
Net charge related to Iké	(5.9)	—	(5.9)
Net gain from deconsolidation of consolidated investment entities	7.8	(0.8)	7.0
Other adjustments(2)	(25.7)	—	(25.7)
Benefit for income taxes	40.0	(1.2)	38.8

Total adjustments, after-tax	(240.4)	135.8	(104.6)
Income attributable to non-controlling interests	0.9	—	0.9
Preferred stock dividends	18.7	—	18.7

Net income from continuing operations	442.7	77.7	520.4

Loss from discontinued operations	—	(77.7)	(77.7)
Less: Net income attributable to non-controlling	(0.9)	—	(0.9)
Less: Preferred stock dividends	(18.7)	—	(18.7)

GAAP net income attributable to common stockholders	$423.1	$—	$423.1

(1)

Segment net operating income of the Global Lifestyle and Global Preneed operating segments is equal to GAAP segment net income. Segment net operating income of the Global Housing operating segment is equal to GAAP segment net income of $233.8 million. Global Housing net operating income also excludes reportable catastrophes of $137.2 million.

(2)

Additional details about the components of Other adjustments are included in the Financial Supplement as of December 31, 2020 located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx.

(2)	Assurant uses net operating income per diluted share, which excludes reportable catastrophes, and adjusted net operating income per diluted share, which excludes reportable catastrophes and the impact of discontinued operations, as important measures of the company’s stockholder value. Net operating income per diluted share equals net operating income (defined above) plus any dilutive preferred stock dividends divided by the weighted average number of diluted shares outstanding. The company believes these metrics provide investors with a valuable measure of stockholder value because they exclude reportable catastrophes, which can be volatile, and other items which do not represent the ongoing operations of the company, and adjusted net operating income per diluted share excludes the impact of discontinued operations which does not represent the ongoing operations of the company. The comparable GAAP measure is net income attributable to common stockholders per diluted share, defined as net income attributable to common stockholders plus any dilutive preferred stock dividends divided by the weighted average number of diluted shares outstanding.

(UNAUDITED)	Twelve Months 2020
($ per share)	Reported	Impact of Discontinued Operations	Adjusted
Net operating income, excluding reportable catastrophes, per diluted share(1)	$10.80	$(0.92)	$9.88
Adjustments, pre-tax:
Assurant Health runoff operations	0.25	—	0.25
Net realized (losses) gairs on investments	(0.28)	0.13	(0.15)
Global Preneed goodwill impairment	(2.18)	2.18	—
Reportable catastrophes	(2.75)	—	(2.75)
COVID-19 direct and incremental expenses	(0.43)	0.01	(0.42)
CARES Act tax benefit (after-tax)	1.34	—	1.34
Amortization of deferred gains and gains on disposal of businesses	0.17	(0.14)	0.03
Foreign exchange related losses	(0.19)	—	(0.19)
Net charge related to Iké	(0.09)	—	(0.09)
Net gain from deconsolidation of consolidated investment entities	0.12	(0.01)	0.11
Other adjustments(2)	(0.41)	—	(0.41)
Benefit for income taxes	0.64	(0.02)	0.62

Net income from continuing operations per diluted share	6.99	1.23	8.22

Loss from discontinued operations	—	(1.23)	(1.23)

GAAP net income attributable to common stockholders per diluted share(1)	$6.99	$—	$6.99

(1)

Information on share counts used in the per share calculations are included in the Financial Supplement as of December 31, 2020 located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx.

(2)

Additional details about the components of Other adjustments are included in the Financial Supplement as of December 31, 2020 located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx.

(3)

Assurant uses Corporate and Other net operating loss, and adjusted Corporate and Other net operating loss, which excludes the impact of discontinued operations, as important measures of the Corporate and Other segment’s performance. Corporate and Other net operating loss equals Corporate and Other segment net loss attributable to common stockholders, excluding the Global Preneed goodwill impairment, interest expense, the CARES Act tax benefit, net realized gains (losses) on investments (which includes unrealized gains (losses) on equity securities and changes in fair value of direct investments in collateralized loan obligations), COVID-19 direct and incremental expenses, the net charge related to Iké, foreign exchange gains (losses) from remeasurement of monetary assets and liabilities, as well as other highly variable or unusual items other than reportable catastrophes. The company believes these metrics provide investors with a valuable measure of the performance of the company’s corporate segment because they exclude highly variable items that do not represent the ongoing results of the company’s corporate segment, and adjusted Corporate and Other net operating loss excludes the impact of discontinued operations which does not represent the ongoing operations of the company. The comparable GAAP measure is Corporate and Other segment net loss attributable to common stockholders.

(UNAUDITED)	Twelve Months 2020
($ in millions)	Reported	Impact of Discontinued Operations	Adjusted
GAAP Corporate and Other segment net loss attributable to common stockholders	$(295.9)	$125.7	$(170.2)
Adjustments, pre-tax:
Interest expense	102.9	—	102.9
Assurant Health runoff operations	(16.1)	—	(16.1)
Net realized (losses) gains on investments	17.4	(8.0)	9.4
Global Preneed goodwill impairment	137.8	(137.8)	—
COVID-19 direct and incremental expenses	27.2	(0.4)	26.8
CARES Act tax benefit (after-tax)	(84.4)	—	(84.4)
Amortization of deferred gains and gains on disposal of businesses	(10.7)	8.6	(2.1)
Foreign exchange related losses	11.7	(0.2)	11.5
Net charge related to Iké	5.9	—	5.9
Net gain from deconsolidation of consolidated investment entities	(7.8)	0.8	(7.0)
Other adjustments(1)	25.7	—	25.7
Benefit for income taxes	(25.2)	1.2	(24.0)
Preferred stock dividends	18.7	—	18.7

Corporate and other net operating loss	$(92.8)	$(10.1)	$(102.9)

(1)

Additional details about the components of Other adjustments are included in the Financial Supplement as of December 31, 2020 located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx.

(4)

The company outlook for net operating income per diluted share, excluding reportable catastrophe losses and Global Preneed, and Corporate and Other net operating loss each constitute forward-looking information and the company believes that it cannot reconcile such forward-looking information to the most comparable GAAP measure without unreasonable efforts. Many of the GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation. The company is able to quantify a full-year estimate of interest expense and preferred stock dividends, which are expected to be approximately $90 million and $5 million, respectively. The interest expense estimate assumes no additional debt is incurred or extinguished in the forecast period and excludes after-tax interest expenses included in debt extinguishment and other related costs.